UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 24, 2011

FUSHI COPPERWELD, INC.

(Exact name of registrant as specified in charter)

Nevada	001-33669	13-3140715
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

TYG Center Tower B, Suite 2601 Dongsanhuan Bei Lu, Bing 2 Beijing, PRC 100027
(Address of Principal Executive Offices)(Zip Code)

Registrant’s telephone number, including area code: (011)-86-10-8441-7742

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01.     Changes in Registrant’s Certifying Accountants

On January 24, 2011, Fushi Copperweld, Inc. (the “Company”) dismissed its principal independent accountant, Frazer Frost, LLP (“Frazer”).  The decision to dismiss Frazer as the Company's principal independent accountant was approved by the Audit Committee of the Company's Board of Directors on January 10, 2011.  Frazer's report on the Company's financial statements for the fiscal years ended December 31, 2008 and 2009 contained no adverse opinion or disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope or accounting principles. During the period from January 1, 2008 through the date of Frazer's dismissal, there were no disagreements with Frazer on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Frazer, would have caused Frazer to make reference to the subject matter of the disagreements in connection with its report on the financial statements for such period.  None of the reportable events described under Item 304(a)(1)(v) of Regulation S-K occurred within the period from January 1, 2008 through December 31, 2009 or through the date of this report. The Company has provided Frazer with a copy of the foregoing disclosures, and Frazer has furnished a letter addressed to the Securities and Exchange Commission stating that it agrees with the statements made by the Company herein, attached hereto as Exhibit 16.1.

On January 24, 2011, the Company engaged KPMG as its new principal independent accountants, effective immediately upon the dismissal of Frazer. The decision to engage KPMG as the Company's principal independent accountants was approved by the Audit Committee of the Company's Board of Directors on January 10, 2011. During the period from January 1, 2008 through December 31, 2009, and through the date of the KPMG’s engagement , the Company did not consult with KPMG regarding any of the matters or events set forth in Item 304(a)(2)(i) and (ii) of Regulation S-K.

Item 9.01.     Financial Statements and Exhibits.

(d)     Exhibits:

No.	Description
16.1	Letter from Frazer, dated January 26 , 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FUSHI COPPERWELD, INC.

Date: January 26 , 2011	By:	/s/ Craig H. Studwell
Name: Craig H. Studwell
Title: Chief Financial Officer